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                                                                    EXHIBIT 99.8

                                                                        464-6211


                                 April ___, 1998





Dear Shareholder:

            Recently, we mailed to you a Notice of a Special Meeting of Shareholders of State Savings Company ("State Savings") to be held at 20 East Broad Street, Columbus, Ohio, on May 18, 1998, at 5:00 p.m., eastern daylight savings time (the "Merger Special Meeting"). The purpose of the Merger Special Meeting is to submit to shareholders for approval and adoption the Affiliation Agreement dated as of January 2, 1998, between Fifth Third Bank Corp. ("Fifth Third") and State Savings (the "Affiliation Agreement"), and the transactions contemplated thereby, including the merger of State Savings into Fifth Third (the "Merger").

            The transactions contemplated by the Affiliation Agreement also include, for purposes of Ohio law, the "control share acquisition" by Fifth Third of more than a majority of the voting power of State Savings. Such control share acquisition will occur by operation of law on the effective date of the Merger. A peculiarity of Ohio law requires a separate vote of shareholders of State Savings on the control share acquisition by Fifth Third.

            Accordingly, we have enclosed a Notice of a separate special meeting to be convened immediately before the Merger Special Meeting for the purpose of submitting the control share acquisition by Fifth Third of more than a majority of the voting power of State Savings to the shareholders of State Savings for approval (the "Control Share Acquisition Special Meeting"). Such control share acquisition must be approved by a majority of the voting power of State Savings represented in person or by proxy at the Control Share Acquisition Special Meeting and a majority of such voting power, excluding any State Savings common shares owned by an officer of State Savings or by any director of State Savings who is also an employee of State Savings.
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            As a result of the foregoing, the enclosed Notice is submitted to you in addition to the Notice mailed separately to you. PLEASE NOTE THAT the enclosed proxy with respect to the Control Share Acquisition Special Meeting is separate from and in addition to the proxy enclosed in the separate mailing related to the Merger Special Meeting.

                  PLEASE RETURN, THEREFORE, TWO PROXIES,
                  ONE FOR THE MERGER SPECIAL MEETING AND
                  ONE FOR THE CONTROL SHARE ACQUISITION
                  MEETING.

            Your vote is important, regardless of the number of shares you own. Each shareholder, whether or not he or she plans to attend the Control Share Acquisition Special Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. Any proxy given by a shareholder may be revoked before it is exercised by submitting a later dated proxy for use at the Control Share Acquisition Meeting, by attending the Control Share Acquisition Special Meeting and voting in person or by giving notice of revocation to State Savings in a writing addressed to and received by the Secretary of State Savings before the Control Share Acquisition Special Meeting.

            If you have any questions about the foregoing, please call Mark Milligan, Secretary of State Savings, at (614) 460-6151.

                                    Very truly yours,



                                    David E. Reese
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                              STATE SAVINGS COMPANY
                            NOTICE OF SPECIAL MEETING
                                 OF SHAREHOLDERS
                          ON CONTROL SHARE ACQUISITION
                           TO BE HELD ON MAY 18, 1998




      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Control Share Acquisition Special Meeting") of State Savings Company ("State Savings") will be held on May 18, 1998, at 5:00 p.m., eastern daylight savings time, at the offices of State Savings, 20 East Broad Street, Columbus, Ohio, for the following purposes:

            1. To consider and vote upon the control share acquisition of more than a majority of the voting power of State Savings by Fifth Third Bancorp ("Fifth Third") pursuant to and in accordance with the Affiliation Agreement dated as of January 2, 1998, by and between Fifth Third and State Savings (the "Affiliation Agreement"), a copy of which has been mailed to State Savings shareholders under separate cover, together with a Proxy Statement/Prospectus dated April ___, 1998 (the "Proxy Statement/Prospectus").

            2. To transact such other business as may properly come before the Control Share Acquisition Special Meeting or at any adjournments thereof.


      Included with this Notice is a copy of the Acquiring Person Statement delivered to State Savings by Fifth Third pursuant to Section 1701.831 of the Ohio Revised Code. Pursuant to the Code of Regulations of State Savings, the Board of Directors has fixed April 6, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Control Share Acquisition Special Meeting and at any adjournments thereof. Any action may be taken on either of the foregoing proposals at the Control Share Acquisition Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Only holders of record of State Savings common shares at the close of business on the record date will be entitled to vote at the Control Share Acquisition Special Meeting or any adjournments thereof.

      THE CONTROL SHARE ACQUISITION MUST BE APPROVED AND ADOPTED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER OF STATE SAVINGS REPRESENTED IN PERSON OR BY PROXY AT THE CONTROL SHARE ACQUISITION SPECIAL MEETING, AND A MAJORITY OF THE PORTION OF SUCH VOTING POWER EXCLUDING ANY STATE SAVINGS COMMON SHARES OWNED BY AN OFFICER OF STATE SAVINGS OR BY ANY DIRECTOR OF STATE SAVINGS WHO IS ALSO AN EMPLOYEE OF STATE SAVINGS AND EXCLUDING CERTAIN OTHER STATE SAVINGS COMMON SHARES. IN THE EVENT THERE ARE NOT SUFFICIENT OF VOTES TO APPROVE THE FOREGOING PROPOSAL AT THE TIME OF THE CONTROL SHARE ACQUISITION SPECIAL MEETING, THE CONTROL SHARE ACQUISITION SPECIAL MEETING MAY BE ADJOURNED BY A MAJORITY OF VOTES

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PRESENT AT THE CONTROL SHARE ACQUISITION MEETING IN ORDER TO PERMIT FURTHER
SOLICITATION OF PROXIES BY STATE SAVINGS.

      Your vote is important regardless of the number of shares you own. Each shareholder, whether or not he or she plans to attend the Control Share Acquisition Special Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage paid envelope. Any proxy given by a shareholder may be revoked before it is exercised by submitting a later dated proxy, by attending the Control Share Acquisition Special Meeting and voting in person or by giving notice of revocation to State Savings in writing and addressed to and received by the Secretary of State Savings before the Control Share Acquisition Special Meeting.

      Because of a peculiarity of Ohio law, State Savings is required to hold separate special meetings to consider and vote upon (i) the control share acquisition of State Savings by Fifth Third Bancorp and (ii) the merger of State Savings into Fifth Third Bancorp, despite the fact that both such proposals are addressed by the Affiliation Agreement and the Proxy Statement/ Prospectus. The Control Share Acquisition Special Meeting will be held immediately prior to the Special Meeting relating to the proposed merger. Therefore, the enclosed proxy with respect to the Control Share Acquisition Special Meeting is separate from and in addition to the proxy enclosed in the separate mailing relating to the Special Meeting for the merger. PLEASE COMPLETE AND RETURN BOTH PROXIES.

THE BOARD OF DIRECTORS OF STATE SAVINGS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE CONTROL SHARE ACQUISITION BY FIFTH THIRD OF MORE THAN A MAJORITY OF THE VOTING POWER OF STATE SAVINGS.


                                    By Order of the Board of Directors,


                                    David E. Reese,
                                    Chairman
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                                 REVOCABLE PROXY


                              STATE SAVINGS COMPANY
                         SPECIAL MEETING OF SHAREHOLDERS
                                       ON
                        THE CONTROL SHARE ACQUISITION OF
                      STATE SAVINGS BY FIFTH THIRD BANCORP
                                 MAY _____, 1998

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF STATE SAVINGS COMPANY


      The undersigned shareholder of State Savings Company, an Ohio corporation ("State Savings"), hereby nominates, constitutes and appoints Mark K. Milligan, David E. Reese and Allan B. McFarland, or any one of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the common shares of State Savings which the undersigned is entitled to vote at the Special Meeting of the Shareholders of State Savings to be held at the offices of State Savings Company, 20 East Broad Street, Columbus, Ohio, on May 18, 1998, at 5:00 p.m., and at any adjournments thereof (the "Control Share Acquisition Special Meeting"), on the following matters:


      1. The approval of the control share acquisition by Fifth Third Bancorp ("Fifth Third") of more than a majority of the voting power of State Savings, pursuant to and in accordance with the Affiliation Agreement dated as of January 2, 1998, by and between State Savings and the Fifth Third (the "Affiliation Agreement").


                   FOR              AGAINST           ABSTAIN

                 [     ]            [     ]            [     ]


      2. In their discretion, upon such other matters as may properly come before the Control Share Acquisition Special Meeting.

 THE BOARD OF DIRECTORS OF STATE SAVINGS RECOMMENDS A VOTE FOR THE PROPOSAL.

        PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.

      This Revocable Proxy will be voted as directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

      With the exception of proxies submitted in respect of the May 18, 1998, Special Meeting of Shareholders of State Savings on the Affiliation Agreement and the merger of State Savings with Fifth Third, all proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of State Savings and the accompanying Acquiring Person Statement is hereby acknowledged.

      This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to State Savings a later dated proxy, or (ii) giving notice of revocation in open meeting or in writing to the Secretary of State Savings at the Control Share Acquisition Special Meeting.
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      IF YOU ARE PLANNING TO ATTEND THE CONTROL SHARE ACQUISITION SPECIAL
MEETING, PLEASE CHECK THIS BOX:

                              [ ]

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Jointly owned shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

_____________________________       ___________________________________
Signature                           Signature

_____________________________       ___________________________________
Print Name                          Print Name

_____________________________       ___________________________________
Print Title (if applicable)         Print Title (if applicable)


Dated:  _____________________             Dated: _______________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STATE SAVINGS COMPANY. PLEASE DATE, SIGN AND RETURN IT TO STATE SAVINGS PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.